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 CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICERS
                PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT


                                   Exhibit 32

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Annual Report of Mailkey Corporation, a Nevada corporation (the "Company"), on Form 10-KSB for the period ended March 31, 2005, as filed with the Securities and Exchange Commission (the "Report"), Ivan Zweig, Chief Executive Officer of the Company and Tim Dean-Smith, Chief Financial Officer of the Company, do hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to their knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ivan Zweig
-------------------------
By: Ivan Zweig
Its:  Chief Executive Officer, Director
June 29, 2005

/s/ Tim Dean-Smith
-------------------------
By: Tim Dean-Smith
Its:  Chief Financial Officer, Director
June 29, 2005


[A signed original of this written statement required by Section 906 has been provided to Mailkey Corporation and will be retained by Mailkey Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]